 Filed pursuant to Rule 424(b)(3)

Registration No. 333-222630

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.

SUPPLEMENT NO. 2 DATED SEPTEMBER 24, 2018

TO THE PROSPECTUS DATED SEPTEMBER 5, 2018

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Black Creek Diversified Property Fund Inc., dated September 5, 2018 as supplemented by Supplement No. 1, dated September 14, 2018 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to disclose the passing of a beloved board member, John A. Blumberg, a director and one of the Principals of our Sponsor and Advisor, on September 19, 2018.  We are saddened by the loss of a dedicated leader and inspirational member of the board.  We anticipate the board of directors will consider filling the vacancy on the board in the future. Our leadership team, as well as that of our Sponsor and Advisor, remains strong and will continue to execute our operating and business strategy.